FOR IMMEDIATE RELEASE
Contact:
Amy Conti
Vice President, Investor Relations
The BISYS Group, Inc.
(973) 461-5914
The BISYS Group, Inc.
(NYSE: BSG)
www.bisys.com
BISYS® Names Chairman Robert Casale Interim CEO
Company to Pursue Strategic Alternatives
ROSELAND, N.J. (August 10, 2006) — The BISYS Group, Inc., a leading provider of outsourcing solutions for the financial services sector, announced today that its Board of Directors has accepted the resignation submitted by Russell P. Fradin, President, Chief Executive Officer and Director of the Company, effective September 5, 2006. Robert J. Casale, the Chairman of the Board, will serve as interim President and Chief Executive Officer while the Company seeks a permanent successor. The Board has formed a search committee to find a permanent President and Chief Executive Officer. Mr. Fradin has advised the Board that he intends to pursue another opportunity.
“Our Board of Directors and management continue to be sharply focused on addressing the challenges facing the Company, on doing what it takes to maintain stability within our business and on identifying and pursuing the path which best serves the interests of the Company’s shareholders,” Mr. Casale said. “We appreciate the contributions Russ has made during his tenure with the Company and I look forward to working with the management team to help the Company achieve its objectives and to continue to provide excellent service to our customers.”
Exploration of Strategic Alternatives
 The Company also announced that it has recently initiated a process to explore strategic alternatives as part of its continued effort to maximize shareholder value. The Company’s Board of Directors is engaging Bear, Stearns & Co., Inc. to advise it in connection with this process.
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Update on Filings
As a result of Mr. Fradin’s departure, and the resulting likelihood that the CEO certification required by the Sarbanes-Oxley Act of 2002 with respect to the Company’s Form 10-K for fiscal 2006 will not be available on a timely basis, the Company expects that its fiscal 2006 Form 10-K filing will be delayed beyond the normal filing date. The Company is working to complete the filing process promptly.
The Company has yet to complete its filing for Q3 fiscal 2006. The Company intends to provide additional information concerning the results for the full fiscal year ended June 30, 2006 following the publication of its Q3 fiscal 2006 Form 10-Q. Although the Company does not currently intend to provide earnings guidance for fiscal year 2007 given the present circumstances, it expects that its fiscal year 2007 earnings per share results will be substantially below the current mean First Call consensus estimate for fiscal year 2007 earnings per share.
About Robert Casale
Mr. Casale, 67, has served as a Director of the Company since 1997 and as Chairman of the Board since 2004. Mr. Casale is the former Group President, Brokerage Information Services, of ADP, a position in which he served from 1988 to 1998. He also served as Managing Director, Mergers & Acquisitions/Corporate Finance of the High Technology Group of Kidder, Peabody & Co. and more than 10 years in various executive positions with AT&T, including President-elect of AT&T’s Special Markets Group, responsible for major joint ventures and partnerships. He is a member of the Board of Directors of EasyLink Services, a public company provider of services to facilitate the electronic exchange of certain information and Northeast Securities, a privately held NYSE member firm.
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms and insurance companies to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans, separately managed accounts, and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products.
Additional information is available at www.bisys.com.
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Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting BISYS’ business, including, without limitation, the ongoing government investigations and litigations involving the company. More detailed information about risk factors that could cause actual results to differ materially are noted in BISYS’ periodic filings with the Securities and Exchange Commission. These documents can be accessed on BISYS’ website at www.bisys.com under the “Investor Relations” tab. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. BISYS disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.
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